                                                                   EXHIBIT 10.6

================================================================================




                      SERIES A CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT


                                    between


                              NEON SOFTWARE, INC.


                                      and


                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I



                            Dated as of May 9, 1995



================================================================================

               Series A Convertible Preferred Stock Purchase Agreement

                               Dated May 9, 1995


                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I - THE PREFERRED SHARES  . . . . . . . . . . . . . . . . . . . . . . . . 1

         SECTION 1.1      Issuance, Sale and Delivery of the Preferred Shares . . 1
         SECTION 1.2      Closing . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . 2

         SECTION 2.1      Operations  . . . . . . . . . . . . . . . . . . . . . . 2
         SECTION 2.2      Organization, Qualifications and Corporate Power  . . . 2
         SECTION 2.3      Authorization of Agreements, Etc  . . . . . . . . . . . 2
         SECTION 2.4      Validity  . . . . . . . . . . . . . . . . . . . . . . . 3
         SECTION 2.5      Authorized Capital Stock  . . . . . . . . . . . . . . . 3
         SECTION 2.6      Third Party Approvals . . . . . . . . . . . . . . . . . 4
         SECTION 2.7      Proprietary Information of Third Parties  . . . . . . . 4
         SECTION 2.8      Patents, Trademarks, Etc  . . . . . . . . . . . . . . . 5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS  . . . . . . . . . 5

ARTICLE IV - CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS  . . . . . . . . . . 6

ARTICLE V - COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . 9

         SECTION 5.1      Financial Statements, Reports, Etc  . . . . . . . . . . 9
         SECTION 5.2      Right of Participation  . . . . . . . . . . . . . . .  11
         SECTION 5.3      Reserve for Conversion Shares . . . . . . . . . . . .  12
         SECTION 5.4      Corporate Existence . . . . . . . . . . . . . . . . .  12
         SECTION 5.5      Properties, Business, Insurance . . . . . . . . . . .  12
         SECTION 5.6      Inspection, Consultation and Advice . . . . . . . . .  12
         SECTION 5.7      Restrictive Agreements Prohibited . . . . . . . . . .  12
         SECTION 5.8      Transactions with Affiliates  . . . . . . . . . . . .  13
         SECTION 5.9      Expenses of Directors . . . . . . . . . . . . . . . .  13
         SECTION 5.10     Use of Proceeds . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.11     Board of Directors Meetings . . . . . . . . . . . . .  13
         SECTION 5.12     CEO Compensation  . . . . . . . . . . . . . . . . . .  13
         SECTION 5.14     Performance of Contracts  . . . . . . . . . . . . . .  14
         SECTION 5.15     Vesting of Reserved Employee Shares . . . . . . . . .  14
         SECTION 5.16     Employee Non-disclosure and Developments Agreements .  14
         SECTION 5.17     Activities of Subsidiaries  . . . . . . . . . . . . .  14
         SECTION 5.18     Compliance with Laws  . . . . . . . . . . . . . . . .  14

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE
                                                                           ----
         SECTION 5.19     Keeping of Records and Books of Account . . . . .  14
         SECTION 5.20     Change in Nature of Business  . . . . . . . . . .  15
         SECTION 5.21     U.S. Real Property Interest Statement . . . . . .  15
         SECTION 5.22     Rule 144A Information . . . . . . . . . . . . . .  15
         SECTION 5.24     Termination of Covenants  . . . . . . . . . . . .  16

ARTICLE VI - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .  16

         SECTION 6.1      Expenses  . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.2      Survival of Agreements  . . . . . . . . . . . . .  16
         SECTION 6.3      Brokerage . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.4      Parties in Interest . . . . . . . . . . . . . . .  17
         SECTION 6.5      Notices . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 6.6      Governing Law . . . . . . . . . . . . . . . . . .  17
         SECTION 6.7      Entire Agreement  . . . . . . . . . . . . . . . .  17
         SECTION 6.8      Counterparts  . . . . . . . . . . . . . . . . . .  17
         SECTION 6.9      Amendments  . . . . . . . . . . . . . . . . . . .  17
         SECTION 6.10     Severability  . . . . . . . . . . . . . . . . . .  17
         SECTION 6.11     Titles and Subtitles  . . . . . . . . . . . . . .  18
         SECTION 6.12     Certain Defined Terms . . . . . . . . . . . . . .  18


INDEX TO SCHEDULES

SCHEDULE I Purchasers
SCHEDULE II Disclosure Schedule
SCHEDULE III Security Holders

INDEX TO EXHIBITS

EXHIBIT A        Form of Registration Rights Agreement
EXHIBIT B        Form of Stock Restriction Agreement
EXHIBIT C        Form of Voting Agreement
EXHIBIT D        Charter and All Amendments Thereto
EXHIBIT E        Form of Non-Competition Agreement
EXHIBIT F        Form of Employee Nondisclosure and Developments Agreement
EXHIBIT G        Form of Lazarus side letter
EXHIBIT H        Form of Adam Side Letter
EXHIBIT I        Form of Board Observer Nondisclosure/Confidentiality Agreement

       SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of May 9,1995 between Neon Software, Inc., an Illinois corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a "Purchaser" and collectively the "Purchasers").

       WHEREAS, the Company wishes to issue and sell to the Purchasers an aggregate of 9,169,028 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, no par value, of the Company (the "Series A Convertible Preferred Stock'); and

       WHEREAS, the Purchasers, severally, wish to purchase the Prefer-red Shares on the terms and subject to the conditions set forth in this Agreement;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                              THE PREFERRED SHARES

         SECTION 1.1 Issuance, Sale and Delivery of the Preferred Shares. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

         SECTION 1.2 Closing. The closing shall take place at the offices of Gordon & Glickson, P.C., 444 North Michigan Avenue, Suite 3600, Chicago, IL 60611-3903, at 11:00 a.m., Chicago time, on May 9,1995, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall transfer to the account of the Company by wire transfer the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers that, except as set forth in the Disclosure Schedule attached as Schedule II:

         SECTION 2.1 Operations. As of the date hereof there is no action, suit, claim, proceeding or investigation pending or threatened against or affecting the Company and the Company is not subject to any order, writ, injunction or decree entered in any lawsuit or proceeding. Schedule II contains a complete list of the Company's material agreements, obligations and liabilities. The Company does not have an Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 2.2      Organization, Qualifications and Corporate Power.

                 (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where failure to so qualify would not have a material adverse effect on the business, affairs or prospects of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, the Registration Rights Agreement with the Purchasers in the form attached as Exhibit A (the "Registration Rights Agreement"), the Stock Restriction Agreement with the Purchasers and the other parties thereto named in paragraph
(h) of Article V of this Agreement, in the form attached as Exhibit B (the "Stock Restriction Agreement") and the Voting Agreement with the Purchasers in the form attached as Exhibit C (the "Voting Agreement"), to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock, no par value, of the Company ("Common Stock') issuable upon conversion of the Preferred Shares (the "Conversion Shares").

                 (b)      The Company has no subsidiaries. The Company does not
(i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

         SECTION 2.3      Authorization of Agreements, Etc.

                 (a) The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Voting Agreement, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and win not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation of the Company, as amended (the "Charter") or the Bylaws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries. To the best of the Company's knowledge, no provision of the Stock Restriction Agreement violates, conflicts with, results in a breach of or constitutes (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument.

                 (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in the Registration Rights Agreement. Neither the issuance, sale or delivery of the Preferred Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

         SECTION 2.4 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the Registration Rights Agreement, the Stock Restriction Agreement and the Voting Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject in each case, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally).

         SECTION 2.5 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 9,169,028 shares of Preferred Stock, no par value (the "Preferred Stock"), of which 9,169,028 shares have been designated Series A Convertible Preferred Stock, and (ii) 20,000,000 shares of Common Stock. Immediately prior to the Closing, 10,600,000 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and no shares of Preferred Stock shall have been issued. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth in the attached Schedule III. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit C, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule III, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter or as set forth in the attached Schedule III, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except for the Stock Restriction Agreement and the Voting Agreement, to the best of the Company's knowledge there are no voting trusts or agreements, stockholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries (whether or not the Company or any of its subsidiaries is a party thereto). All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

         SECTION 2.6 Third Party Approvals. No registration or filing with, or consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Voting Agreement, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the issuance and delivery of the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares and (ii) with respect to the Registration Rights Agreement, the registration of the shares covered thereby with the Commission and filings pursuant to state securities laws.

         SECTION 2.7 Proprietary Information of Third Parties. To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         SECTION 2.8 Patents, Trademarks, Etc. Set forth in Schedule II is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use an patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to our knowledge there is no basis for any such claim (whether or not pending or threatened). To our knowledge, no claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally represents and warrants to the Company that:

                 (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

                 (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

                 (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

                 (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

                 (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and the Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

                 (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including
(i) obtaining on behalf of the Company information to enable the Company to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

                 (g) it is an "institutional investor" within the meaning of Section 4C of the Illinois Securities Law of 1953, as amended.


                                   ARTICLE IV

                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

         The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

                 (a) Opinion of Company's Counsel. The Purchasers shall have received from Gordon & Glickson, P.C., counsel for the Company, an opinion dated the Closing Date, in form and scope reasonably satisfactory to the Purchasers and their counsel.

                 (b) Representations and Warranties to be True and Correct. The representations and warranties contained in Article II shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President of the Company shall have certified to such effect to the Purchasers in writing, provided, that if this agreement is executed on the Closing Date, execution of this Agreement by such persons shall suffice.

                 (c) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied, provided, that if this agreement is executed on the Closing Date, execution of this Agreement by such persons shall suffice.

                 (d) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                 (e) Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

                          (i)     (A) the Charter, certified as of a recent
date by the Secretary of State of the State of Illinois, and(B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of an franchise taxes by the Company and listing all documents of the Company on file with said Secretary.

                          (ii)    a certificate of the Secretary or an
Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Voting Agreement, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement and the Voting Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Voting Agreement, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the

Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                          (iii)   such additional supporting documents and
other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

                 (f) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement.

                 (g) Stock Restriction Agreement. The Stock Restriction Agreement shall have been executed and delivered by the Company and George F. Adam.

                 (h) Non-Competition Agreements. Each of the following persons shall have entered into a Non- Competition Agreement with the Company in the form attached as Exhibit E (collectively, the "Non-Competition Agreements"), and copies thereof shall have been delivered to counsel for the
Purchasers:  George F. Adam, Jr. and Harold Piskiel.

                 (i) Charter. The Charter shall read in its entirety as set forth in Exhibit D. The Charter shall provide the number of shares of authorized Common Stock of the Company may be increased or decreased (but not below the number then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class.

                 (j) Bylaws. The Company's By-laws shall have been amended, if necessary, to provide that (i) unless otherwise required by the laws of the State of Illinois, (A) any director or (B) any holder or holders of at least 25% of the outstanding shares of Series A Convertible Preferred Stock, shall have the right to call a meeting of the Board of Directors or stockholders, (ii) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series A Convertible Preferred Stock as set forth in the Charter, (iii) the Company shall have a Compensation Committee comprised of two (2) members which shall have as its functions the approval of employee compensation over $120,000 per year and the overall approval of employee option grants under the Management Stock Option Plan as submitted by the Chief Executive Officer, (iv) all meetings of stockholders shall be held at the principal office of the corporation unless a different place (within or without Colorado, but within the United States) is fixed by the Directors or the President and stated in the notice of the meeting, (v) a written notice of the place, date and hour of all meetings of stockholders stating the purpose of the meeting shall be given at least seven (7) days before the meeting or such longer period as is required by law to each stockholder entitled to vote thereat, (vi) regular meetings of the Directors may be held without can or notice at such places and at such time as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given a notice of the determination and (vii) that all directors of the Company shall be indemnified against, and absolved of, liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Illinois.

                 (k) Employee Agreements. Copies of the Employee Nondisclosure and Developments Agreements in the form attached hereto as Exhibit F executed by all employees shall have been delivered to counsel for the Purchasers.

                 (l) Election of Directors. The number of directors constituting the entire Board of Directors shall have been fixed at five (5) and the following persons shall have been elected as the directors and shall each hold such position as of the Closing Date: George F. Adam, Mark Gordon, Harold Piskiel and one additional individual as the directors elected solely by the holders of the Common Stock and Steven Lazarus as the director elected solely by the holders of the Series A Convertible Preferred Stock. Steve Lazarus shall, prior to attending any future board meetings of the Company, execute a side letter agreement substantially in the form attached hereto as Exhibit G.

                 (m) Voting Agreement. George F. Adam shall have executed and delivered a Voting Agreement substantially in the form attached hereto as Exhibit C.

                 (n) Preemptive Rights. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares or the Conversion Shares shall have irrevocably waived the same in writing.

                 (o) Fees of Purchasers' Counsel. The Company shall have paid in accordance with Section 6.1 the fees and disbursements of Purchasers' counsel invoiced at the Closing.

                 (p) Adam Side Letter. George F. Adam, Jr. shall have executed and delivered to AVF II a side letter substantially in the form of Exhibit H.

         All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.


                                   ARTICLE V

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with each of the Purchasers that for so long as any Series A Convertible Preferred Stock is outstanding:

         SECTION 5.1 Financial Statements, Reports, Etc. The Company shall furnish to each Purchaser:

                 (a) within fifteen (15) days after the end of each fiscal year, but in no case later than one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company,

                 (b) within fifteen (15) days after the end of each month, but in no case later than ninety (90) days after the end of each month in each fiscal year (other than the last month in each fiscal year) a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section 5.1(b) shall terminate upon the completion of a firm commitment underwritten public offering of the Company's securities;

                 (c) at the time of delivery of each annual financial statement pursuant to Section 5.1(a), a certificate executed by the Chief Executive Officer of the Company stating that such officer has caused this Agreement and the Series A Convertible Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series A Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof,

                 (d) at the time of delivery of each monthly statement pursuant to Section 5.1(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

                 (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

                 (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

                 (g) promptly after the commencement thereof, notice of an actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.7 that could materially adversely affect the Company or any of its subsidiaries;

                 (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Commission; and

                 (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

                 (j) notwithstanding the foregoing, AVF II may request certain financial statements in less time in order to prepare partnership quarterly reports or annual audits. The Company will make a good faith effort to comply with these requests.

         SECTION 5.2 Right of Participation. The Company shall, prior to any proposed issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to each Purchaser by written notice the right, for a period of thirty (30) days, to purchase for cash at an amount equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of all such securities that are so convertible, exercisable or exchangeable), such Purchaser will continue to maintain its same proportionate equity ownership in the Company as of the date of such notice (treating each Purchaser, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to such Purchaser upon conversion, exercise and exchange of all securities (including but not limited to the Preferred Shares) held by such Purchaser on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons); provided, however, that the participation rights of the Purchasers pursuant to this Section 5.2 shall not apply to securities issued (A) upon conversion of any of the Preferred Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in
Schedule III as being outstanding on the date of this Agreement, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment public offering,
(F) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of the Company in connection with their service to the Company, or to suppliers or other parties as payment for goods or services adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on the date of this

Agreement and listed in Schedule III pursuant to clause (C) above (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 5.2. The Company's written notice to the Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms. Each Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Purchaser. The Company shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Purchasers, to offer and sell to any third party or parties the remainder of such securities proposed to be issued by the Company (including but not limited to the securities not agreed by the Purchasers to be purchased by them), at a price and on payment terms no less favorable to the Company than those specified in such notice of offer to the Purchasers. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 5.2.

         SECTION 5.3 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

         SECTION 5.4 Corporate Existence. The Company shall maintain and, except as otherwise permitted by Section 5.17 cause each of its subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

         SECTION 5.5 Properties, Business, Insurance. The Company shall maintain and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall also maintain in effect a "key person" life insurance policy, payable to the Company, on the life of George F. Adam (so long as he remains an employee of the Company), in the amount of $500,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by

Purchasers holding at least a majority of the outstanding Preferred Shares, the Company will add one designee of such Purchasers as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

         SECTION 5.6 Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries to permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

         SECTION 5.7 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Charter.

         SECTION 5.8 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         SECTION 5.9 Expenses of Directors. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Convertible Preferred Stock, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

         SECTION 5.10 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares solely for working capital, sales and marketing development, software applications technology and administration of the business as outlined in the Company's business plan.

         SECTION 5.11 Board of Directors Meetings. The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. The Company shall permit AVF II to have one representative reasonably acceptable to the Company attend each meeting of the Board of Directors of the Company and each meeting of any Committee thereof and to participate in all discussions during each such meeting. The Company shall send to AVF II and such designee the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be. The Company shall also provide to AVF II and such designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as proprietary information by the Board of Directors. The initial AVF II designee (whom the Company agrees is reasonably acceptable) shall be Keith Crandell. As a condition to such designee's attendance at Board meetings, such designee will execute a Non-disclosure/Confidentiality Agreement with the Company, such agreement to be substantially in the form of Exhibit I.

         SECTION 5.12 CEO Compensation. The Chief Executive Officer's annual compensation will initially be $140,000 with a bonus amount of $40,000 based on performance of the business compared to plan objectives.

         SECTION 5.13 Bylaws. The Company shall at all times cause its Bylaws to contain the provisions set forth in paragraph IV(j) of this Agreement. The Company shall at all times maintain provisions in its Bylaws and/or Charter indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Illinois.

         SECTION 5.14 Performance of Contracts. The Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreements or the Non-Competition Agreements without the written consent of the member of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

         SECTION 5.15 Vesting of Reserved Employee Shares. The Company shall not grant to any of its employees options to purchase Reserved Employee Shares which will become exercisable at a rate in excess of 33 1/3% per annum from the date of such grant without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock; provided, however, that options granted under the Company's Management Stock Option Plan will vest one-sixth in year one, two-sixths in year two and three-sixths in year three.

         SECTION 5.16 Employee Non-disclosure and Developments Agreements. The Company shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit E from all future officers, key employees and other employees who will have access to confidential information of the Company or any of its subsidiaries, upon their employment by the Company or any of its subsidiaries.

         SECTION 5.17 Activities of Subsidiaries. The Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer an or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or another subsidiary. The Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another subsidiary.

         SECTION 5.18 Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         SECTION 5.19 Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         SECTION 5.20 Change in Nature of Business. The Company shall remain in the business of software development and consulting.

         SECTION 5.21 U.S. Real Property Interest Statement. The Company shall provide prompt written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.22 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

         SECTION 5.22 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.24 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

         SECTION 5.23 Compensation Committee. The Company shall, by amending its Bylaws or otherwise, establish and maintain a Compensation Committee of the Board of Directors, which shall consist of two (2) directors, one of whom shall be the director elected solely by the holders of the Series A Convertible Preferred Stock. The Compensation Committee shall have as its functions the approval of employee compensation over $120,000 per year and overall approval of employee option grants under the Management Stock Option Plan as submitted by the Chief Executive Officer. Effective upon purchase of the Preferred Shares, the members of the Compensation Committee shall be Steven Lazarus and Mark Gordon. No compensation or other remuneration at an annual rate in excess of $120,000 shall be paid to, and no capital stock of the Company shall be issued or granted to, any director, officer or employee of, or any consultant or adviser to, the Company or any of its subsidiaries, without the approval of the Compensation Committee. No employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without the approval of the Compensation Committee.

         SECTION 5.24 Termination of Covenants. The covenants set forth in Sections 5.21 and 5.22 shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser no longer holds any shares of capital stock of the Company. All of the other covenants set forth in this
Article V shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser owns less than 500,000 Preferred Shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Series A Convertible Preferred Stock). Each Purchaser acknowledges that the covenants terminate with respect to such Purchaser as set forth in the preceding sentence in the event that such Purchaser's holdings of Preferred Shares are reduced via conversion of such holdings into Common Stock, whether voluntarily or involuntarily.

                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated, provided, however, that assuming a successful completion of such transactions, the Company shall pay the fees and disbursements, not to exceed $20,000, of the Purchasers' special counsel, Testa, Hurwitz & Thibeault, in connection with such transactions and any subsequent amendment, waiver, consent or enforcement thereof.

         SECTION 6.2 Survival of Agreements. All covenants, agreements, representations and warranties made herein or in the Registration Rights Agreement, the Stock Restriction Agreement or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, shall survive the execution and delivery of this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         SECTION 6.3 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         SECTION 6.4 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

         SECTION 6.5 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

                 (a) if to the Company, at 7400 E. Orchard Road, Suite 230, Englewood, Colorado 80111, Attention: President, with a copy to Mark L. Gordon, Esq., Gordon & Glickson, P.C., 444 North Michigan Avenue, Suite 3600, Chicago, IL 60611-3903; and

                 (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule L with a copy to Robin A. Painter, Esq., Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

         SECTION 6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         SECTION 6.7 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         SECTION 6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 6.9 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

         SECTION 6.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be effected thereby.

         SECTION 6.11 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

         SECTION 6.12 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

                 (b) "subsidiary" shall mean, as to the Company, any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

         IN WITNESS WHEREOF, the Company, certain officers and employees of the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                         NEON SOFTWARE, INC.


                                         By:
                                            -----------------------------------
                                               George F. Adam, Jr.
                                               President

[Corporate Seal]


                                         PURCHASERS:

                                         ARCH VENTURE FUND II, L.P.,
                                          a Delaware limited partnership

                                         By:  ARCH VENTURE PARTNERS, L.P.,
                                               a Delaware limited partnership,
                                               its General partner

                                               By:  ARCH Venture Corporation,
                                                     an Illinois corporation,
                                                     its General Partner


                                               By:
                                                  -----------------------------
                                                     Keith Crandell
                                                     Managing Director



                                         As a Purchaser and as President of the
                                         Company pursuant to Paragraphs IV(b)
                                         and IV(c)



                                         --------------------------------------
                                         George F. Adam, Jr.

         IN WITNESS WHEREOF, the Company, certain officers and employees of the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                         NEON SOFTWARE, INC.


                                         By:
                                            -----------------------------------
                                               George F. Adam, Jr.
                                               President

[Corporate Seal]


                                         PURCHASERS:

                                         ARCH VENTURE FUND II, L.P.,
                                          a Delaware limited partnership

                                         By:  ARCH VENTURE PARTNERS, L.P.,
                                               a Delaware limited partnership,
                                               its General partner

                                               By:  ARCH Venture Corporation,
                                                     an Illinois corporation,
                                                     its General Partner


                                               By:
                                                  -----------------------------
                                                     Keith Crandell
                                                     Managing Director



                                         As a Purchaser and as President of the
                                         Company pursuant to Paragraphs IV(b)
                                         and IV(c)



                                         --------------------------------------
                                         George F. Adam, Jr.

                                   SCHEDULE I

                                   PURCHASERS


                                             Number of
                                             Preferred                       Aggregate Purchase
      Name and Address                      Shares to be                         Price for
        of Purchaser                         Purchased                        Preferred Shares
--------------------------------     ----------------------------         ------------------------
 ARCH Venture Fund II, L.P.                 2,292,257                         $500,000 in cash
 1101 East 58th Street
 Walker 213
 Chicago, IL 60637


 George F. Adam, Jr.                        6,876,771                         $500,000 in cash; cancellation of
 c/o Neon Software, Inc.                                                      $1,000,000 of indebtedness and
 7400 E. Orchard Road, #230                                                   4,584,514 shares of Common Stock
 Englewood, CO 80111

                                            9,169,028

                                  SCHEDULE II

                              DISCLOSURE SCHEDULE

I.       LITIGATION

         A. The Company is currently in a dispute with MSI concerning an invoice in the amount of approximately $35,000 owed.

         B. There is a possibility that a claim may be made against the Company by MasterChart, Incorporated, in connection with a license permitting the Company to use certain computer software in the development of its products and providing for the issuance to MasterChart of Neon Common Stock, which issuance Neon has not made and does not intend to make.

II.      INTELLECTUAL PROPERTY

         A. The Company has no registered patents, trademarks or copyrights.

         B. In 1993, the Company applied to the U.S. Patent and Trademark Office for registration of the service mark "NEON Systems, Inc." The registration was refused in October, 1993, and the application was subsequently abandoned.

III.     STOCK OPTIONS

         A. The Company maintains a Management Stock Option Plan, the terms of which have been previously provided to the purchasers and which will be amended to conform with the terms of this Agreement. The Plan provides the Company with a right of first refusal and repurchase rights with respect to certain transfers of stock by recipients of the Management Stock Options as well. As of the date of this Agreement, the Company has granted options to purchase 97,200 shares of Common Stock pursuant to this Plan.

         B. The Company has granted options to purchase a total 10,000 shares of common stock to certain consultants and suppliers.

IV.      FINANCING

         A. George F. Adam currently holds a note from the Company in the amount of $1,000,000. Mr. Adam has loaned an additional $307,000 to the Company. Pursuant to this Agreement, the $1,000,000 note will be canceled as partial consideration for his receipt of 6,876,771 shares of Series A Convertible Preferred Stock. A new note will be issued evidencing the indebtedness of the Company to Mr. Adam for the remaining $307,000 on the same terms and conditions as the canceled note.

         B.      The Company maintains a $I 00,000 line of credit with Guaranty
                 Bank.

V.       LIST OF MATERIAL AGREEMENTS

         A. Master Software License and Distribution Agreements Strategic Marketing Information, Inc., dated April 14, 1994 Beth and Jerold Just, dated December 1, 1994

         B. United Western Medical Center, Software Development Agreement dated April 6, 1994

         C. Multimedia Systems Integration, Inc., Licensed Software and Software Maintenance Agreement

         D. CONNECT: The Knowledge Network Corp., Master Agreement dated December 14, 1994

         E.      Software License Agreements
                          Ingalls Health System, dated March 3, 1995
                          Huron Regional Medical Center, dated
                           March 28, 1995 (Proposed)
                          Provenant Health Partners, dated February 10, 1995 United Western Medical Centers, dated February 10,
                           1995
                          Bertelsmann Music Group, dated March 9, 1995

         F. Merrill Lynch & Co., Consulting Agreement, Middleware Agreement, Development Agreement, and Technical Agreement dated March 29, 1995 (Proposed)

         G. Northwest Texas Hospital, PRISM License Agreement and Statement of Work dated March 30, 1995

         H.      CyData, Inc., Marketing Agreement dated February 23, 1995

                 Dr. Robert E.H. Khoo, M.D., Processing Agreement with CyData, Inc. dated February 23, 1995

         I.      Dr. Robert E.H. Khoo, M.D., Lease Agreement dated December 15,
                 1994

         J.      Lutheran Medical Center, Engagement Letter dated December 23,
                 1994.

                                  SCHEDULE III

                                SECURITY HOLDERS


  Name                                            Shares
  ----                                    ---------------------
  George F. Adam                                     10,000,000
  Harold Piskiel                                        600,000

  Employee Options
  ----------------
  Name                                    No. of Options Granted
  ----                                    ----------------------
  Sally K. Arner                                          3,000
  Donald M. Boyarsky                                      1,200
  Donald C. Brizendine                                   12,000
  John A. Carter                                          5,400
  Beverly S. Cline                                        3,000
  Richard L. DeGuevara                                    3,600
  Sal Gentile                                            30,000
  Theresa Groves-Scavo                                    3,600
  Susan N. Harding                                        9,000
  Beth Just Haenke                                        7,800
  Thomas D. Meyers                                        3,000
  Christopher b. Preston                                  9,000
  Gary H. Robinson                                        3,000
  Ruth Shy Whalden                                        3,600

  Non-Employee Options
  --------------------
  Name                                    No. of Options Granted
  ----                                    ----------------------
  Marilyn Terry                                          10,000
